Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

Continues Proactive Management of Secured Debt Portfolio

Notes Signs of Improvement in Group Demand

Maintains Significant Liquidity

SAN CLEMENTE, CA – September 16, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided an update on its recent operating performance and finance transactions.

Preliminary Operations Update Through August 31, 2009 (39 Hotel Portfolio):

•	August total portfolio RevPAR was $105.65, down 20.8% to prior year.
•	Quarter-to-date total portfolio RevPAR was $104.50, down 19.9% to prior year.
•	Year-to-date total portfolio RevPAR was $100.63, down 19.7% to prior year.

Arthur Buser, President and Chief Executive Officer, stated, “We continue to manage our portfolio and balance sheet to best position the Company for future opportunities. Our secured debt management initiatives are beginning to produce positive results, and on the operations front, we are seeing signs of improved group activity. During the past 30 days, our two bellwether group hotels – the Renaissance Washington D.C. and the Renaissance Orlando—booked over 40,000 group rooms combined, which is a marked improvement over recent booking trends.”

Secured Debt Portfolio

As previously announced, the Company has initiated a program aimed at proactively addressing value and cash flow deficits among the Company’s mortgaged hotels. As of the date hereof, the Company has elected to cease the subsidization of debt service associated with three of its hotels: the W San Diego Hotel, the Marriott Ontario Airport and the Renaissance Westchester. At this time, the Company is working with the lender’s representatives to facilitate deed-backs of the W San Diego Hotel and the Marriott Ontario Airport. The Company is currently in negotiations with the special servicer of the Renaissance Westchester loan.

The Company has agreed in principle to terms of an amendment to the $105.4 million CMBS mortgage loan secured by the Renaissance Baltimore Hotel. The amendment will result in the elimination of amortization on the debt for a period of up to 30 months.

Additionally, the Company is in discussions with lender’s representatives on several other mortgage loans, none of which are in default as of the date of this release.

Ken Cruse, Chief Financial Officer, stated, “We continue to proactively manage our secured debt portfolio to further enhance our credit profile. We are proceeding with deed-backs of two assets where the loan amounts meaningfully exceed the value of the collateral assets, and through a collaborative effort with the special servicer, we have reached an agreement in principle to eliminate amortization on the Renaissance Baltimore loan for up to 2.5 years.”

Business Update Call

The Company will host a conference call to discuss its operations update on September 16, 2009, at 2 p.m. PDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-877-941-8609 (for domestic callers) or 480-629-9818 (for international callers) with passcode #4154605. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 40 hotels comprised of 14,006 rooms primarily in the upper-upscale segment. Sunstone’s hotels are generally operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the current U.S. recession which may be prolonged; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Unless otherwise noted, all forward-looking information in this release is as of September 16, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

(all figures in thousands)
Hyatt Suites Atlanta Northwest					Marriott Napa

	Q1 2008	Q2 2008	Q3 2008	Q4 2008		Q1 2008	Q2 2008	Q3 2008	Q4 2008

Total Revenue	$2,061	$1,886	$1,952	$1,549	Total Revenue	$3,626	$5,701	$6,302	$4,269

Net Income / (Loss)	157	106	213	(72)	Net Income / (Loss)	(45)	775	1,671	315

Plus: Depreciation	250	248	241	240	Plus: Depreciation	583	586	597	594

Plus: Interest Expense	0	0	0	0	Plus: Interest Expense	0	0	0	0

Hotel Adjusted EBITDA	$406	$353	$454	$168	Hotel Adjusted EBITDA	$538	$1,360	$2,269	$909

Marriott Ontario Airport					Marriott Riverside

	Q1 2008	Q2 2008	Q3 2008	Q4 2008		Q1 2008	Q2 2008	Q3 2008	Q4 2008

Total Revenue	$4,273	$3,881	$3,352	$3,207	Total Revenue	$3,787	$3,694	$3,179	$3,255

Net Income / (Loss)	447	274	(23)	(55)	Net Income / (Loss)	890	775	481	251

Plus: Depreciation	307	298	291	313	Plus: Depreciation	247	247	255	241

Plus: Interest Expense	356	354	357	355	Plus: Interest Expense	0	0	0	0

Hotel Adjusted EBITDA	$1,110	$926	$625	$612	Hotel Adjusted EBITDA	$1,137	$1,022	$737	$492

Renaissance Westchester					W San Diego Hotel

	Q1 2008	Q2 2008	Q3 2008	Q4 2008		Q1 2008	Q2 2008	Q3 2008	Q4 2008

Total Revenue	$5,015	$5,790	$5,724	$7,130	Total Revenue	$5,603	$6,612	$5,778	$4,726

Net Income / (Loss)	(115)	291	614	184	Net Income / (Loss)	(1,114)	(164)	(1,356)	(1,721)

Plus: Depreciation	507	536	585	545	Plus: Depreciation	954	960	975	999

Plus: Interest Expense	377	377	381	379	Plus: Interest Expense	1,009	1,009	1,020	1,020

Hotel Adjusted EBITDA	$769	$1,204	$1,580	$1,108	Hotel Adjusted EBITDA	$849	$1,805	$639	$298

Comparable 38 Hotel Portfolio (excludes W San Diego Hotel and Marriott Ontario Airport) Operating Statistics:

	Occupancy %	ADR	RevPAR
Q1 2008	72.0%	$160.03	$115.22
Q2 2008	79.6%	$167.64	$133.44
Q3 2008	79.6%	$160.16	$127.49
Q4 2008	67.6%	$161.04	$108.86
FY 2008	74.4%	$162.27	$120.73
Q1 2009	66.1%	$148.72	$98.30
Q2 2009	70.9%	$143.96	$102.07

Comparable 38 Hotel Portfolio (excludes W San Diego Hotel and Marriott Ontario Airport) Available Rooms:

Q1 2008	—	1,162,704
Q2 2008	—	1,163,414
Q3 2008	—	1,170,376
Q4 2008	—	1,380,691
FY 2008	—	4,877,185
Q1 2009	—	1,155,906
Q2 2009	—	1,163,365
Q3 2009	—	1,170,544
Q4 2009	—	1,338,852
FY 2009	—	4,828,667

Comparable 38 Hotel Portfolio (excludes W San Diego Hotel and Marriott Ontario Airport) Total Revenue Seasonality:

Q1 2008	22.9%
Q2 2008	26.1%
Q3 2008	24.4%
Q4 2008	26.6%

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